BioAmber President and COO Steps Down

Montreal, Canada, October 24, 2017. BioAmber Inc. (NYSE: BIOA, TSX: BIOA) - The Board of Directors of BioAmber Inc. (“BioAmber”) announced today that it has accepted the resignation of Mr. Fabrice Orecchioni as President and Chief Operating Officer. Mr. Orecchioni will be assuming an advisory role with BioAmber, supporting a series of strategic initiatives through to February 24, 2018.

About BioAmber

BioAmber (NYSE: BIOA, TSX: BIOA) is a renewable materials company. Its innovative technology platform combines biotechnology and catalysis to convert renewable feedstock into building block materials that are used in a wide variety of everyday products including plastics, paints, textiles, food additives and personal care products.  For more information visit www.bio-amber.com

Forward-Looking Statements

This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur and the timing of events and circumstances and actual results could differ materially from those projected in the forward- looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.   For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber's public filings with the SEC, including the "Risk Factors" section of BioAmber's Annual Report on Form 10-K and the most recent quarterly report on Form 10-Q.

BioAmber Investor Contact

Roy McDowall

Sr. VP Business Development

Tel (514) 844 8000 ext 260

roy.mcdowall@bio-amber.com